EXHIBIT 10.1
AMENDATORY AGREEMENT

AMENDATORY AGREEMENT dated as of June 5, 2006, among NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation and registered bank holding company ("NPB"); NATIONAL PENN BANK, a national banking association ("Bank"); and WAYNE R. WEIDNER ("Executive") (NPB and Bank are sometimes referred to herein collectively as "Employer").
BACKGROUND

1. Executive is presently employed by NPB as Chairman and Chief Executive Officer and by Bank as Chairman, pursuant to an employment agreement with Employer dated as of February 4, 2003 (the “Employment Agreement”).

2. It is the desire of the Boards of Directors of NPB and Bank to amend the Employment Agreement to extend the term of Executive’s employment through December 28, 2007.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, NPB, Bank and Executive agree as follows:

1. Background. The matters set forth in the "Background" section of this Amendatory Agreement are incorporated by reference herein.

2. Amendment to Term of Agreement. Section 2(b) of the Employment Agreement is hereby amended to revise the last sentence to read as follows: “Effective June 5, 2006, the term of this Agreement is extended so as to end on December 28, 2007.”

3. Ratification. As amended hereby, the Employment Agreement is hereby ratified, confirmed and approved.

4. Governing Law. This Amendatory Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Amendatory Agreement as of the date first above written.

NATIONAL PENN BANCSHARES, INC.		NATIONAL PENN BANK

By:	/s/ J. Ralph Borneman,Jr.	By:	/s/ Glenn E. Moyer
Name:	J. Ralph Borneman, Jr.	Name:	Glenn E. Moyer
Title:	Chairman, Compensation Committee	Title:	President and Chief
Executive Officer

Witness:	/s/ Sandra L. Spayd		/s/ Wayne R. Weidner
	Sandra L. Spayd		Wayne R. Weidner